Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the financial condition and results of operations of WillScot Corp. (“WillScot,” and now called “WillScot Mobile Mini Holdings Corp.” or “WillScot Mini Holdings”) to give effect to the following items:

i.	the estimated effects of the merger of Mobile Mini, Inc. (“Mobile Mini”) with and into Picasso Merger Sub, Inc. (“Merger Sub”), one of WillScot’s wholly-owned subsidiaries (the “Merger”), inclusive of the effects of the assumption and subsequent repayment of the Mobile Mini’s revolving credit facility (“Mobile Mini ABL Facility”) and Mobile Mini's outstanding senior notes due 2024 (“Mobile Mini 2024 Notes”), both of which are deemed to be debt assumed as of the acquisition date;

ii.	the extinguishment of WillScot's existing revolving credit facility (“WillScot ABL Facility”) and a contemporaneous arrangement to enter into the new revolving credit facility (“New ABL Facility”), with an increased commitment; and

iii.	the issuance of secured notes to qualified institutional buyers in a private placement transaction and the use of the proceeds therefrom and the extinguishment of WillScot’s outstanding senior secured notes due 2022 (“WillScot 2022 Senior Secured Notes”)(collectively with items above, the “Transactions”)

Upon completion of the Merger, WillScot changed its name to WillScot Mini Holdings and filed an amended and restated certificate of incorporation, which reclassified all outstanding shares of WillScot’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and converted such shares into shares of WillScot Mobile Mini common stock, par value $0.0001 per share (the “Common Stock”). Unless the context otherwise requires, all references herein to “WillScot,” refer to WillScot Corporation, at or prior to the completion of the Merger and without giving effect to the name change and all references to “WillScot Mini Holdings,” refer to WillScot Mobile Mini Holdings Corp., after giving effect to the Merger and the name change.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of WillScot and Mobile Mini described below. In preparing the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019, the six months ended June 30, 2019, and the six months ended June 30, 2020 certain reclassifications were made to the reported financial information of Mobile Mini to conform to the reporting classifications of WillScot.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019, is based on, derived from, and should be read in conjunction with, WillScot’s historical audited financial statements as set forth in WillScot's 2019 Annual Report on Form 10-K (the “WillScot 10-K”). The aforementioned pro forma financial statements are also based on, derived from, and reclassified from Mobile Mini’s historical audited financial statements for the fiscal year ended December 31, 2019 and they should be read in conjunction with Mobile Mini’s historical audited financial statements as set forth in Mobile Mini’s 2019 Annual Report on Form 10-K (the “Mobile Mini 10-K”).

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019, and for the six months ended June 30, 2020, as well as the unaudited pro forma condensed balance sheet as of June 30, 2020, are based on, derived from, and should be read in conjunction with, WillScot’s historical unaudited financial statements as set forth in WillScot Mini Holdings' Form 10-Q for the six months ended June 30, 2020 (the “WillScot 10-Q”). The aforementioned pro forma financial statements are also based on, derived from, and should be read in conjunction with Mobile Mini’s historical unaudited financial statements as set forth in the Form 10-Q for the six months ended June 30, 2019, and in the Form 8-K filed by WillScot Mini Holdings on August 10, 2020.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019, the six months ended June 30, 2019, and the six months ended June 30, 2020, assume that the Transactions occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Transactions occurred on June 30, 2020. The unaudited pro forma condensed combined financial information has been prepared by WillScot Mini Holdings management for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations of WillScot Mini Holdings. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any expected cost savings or restructuring actions which may be achievable or which may occur in the future. Furthermore, the accompanying unaudited pro forma condensed combined statements of operations also do not include the impact of any non-recurring activity and one-time transaction related costs arising from the Transactions. The historical combined financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions related thereto, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results.

The Merger will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standard Codification No. 805, “Business Combinations,” (“ASC 805”) and applying the pro forma assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Under ASC 805, WillScot Mini Holdings values assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. Fair value measurements can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions by management, including estimating future cash flows, and developing appropriate discount rates. Under ASC 805, transaction costs are not included as a component of consideration transferred, and are expensed as incurred. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the Merger. The assignment of purchase price to assets acquired and liabilities assumed is subject to completion of the final analysis of the fair value of the assets and liabilities of Mobile Mini as of the effective date of the Merger. Accordingly, the assignment of purchase price in the unaudited pro forma condensed combined financial statements is preliminary and adjustments could be material. The preliminary fair values assigned to the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions developed using currently available data.

WILLSCOT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

(In thousands)

	Historical WillScot as of June 30, 2020	Historical Mobile Mini (as reclassified) as of June 30, 2020	Combined Historical Financial Statements as of June 30, 2020	Debt Adjustments (see Note 3)		Merger Adjustments (see Note 4)		Pro Forma Combined
Assets
Cash and cash equivalents	$9,061	$17,170	$26,231	$932,413	(3a)	$(913,007)	(4a)	$45,637
Restricted Cash	655,087	-	655,087	(655,087)	(3a)	-		-
Trade receivables, net of allowance for doubtful accounts	231,007	91,764	322,771	-		-		322,771
Inventories	14,800	9,034	23,834	-		-		23,834
Prepaid expenses and other current assets	21,392	11,891	33,283	-		(5,424)	(4b)	27,859
Assets held for sale	9,332	-	9,332	-		-		9,332
Total current assets	940,679	129,859	1,070,538	277,326		(918,431)		429,433

Rental equipment, net	1,908,299	958,155	2,866,454	-		185,784	(4c)	3,052,238
Property, plant and equipment, net	142,454	152,367	294,821	-		2,330	(4d)	297,151
Operating lease assets	146,721	91,807	238,528	-		-		238,528
Goodwill	233,829	710,013	943,842	-		(16,755)	(4e)	927,087
Intangible assets, net	126,125	49,088	175,213	-		545,912	(4f)	721,125
Other non-current assets	3,433	1,395	4,828	(1,610)	(3b)	-		3,218
Total long-term assets	2,560,861	1,962,825	4,523,686	(1,610)		717,271		5,239,347
Total assets	$3,501,540	$2,092,684	$5,594,224	$275,716		$(201,160)		$5,668,780

Liabilities
Accounts payable	$87,847	$27,791	$115,638	$-		$-		$115,638
Accrued liabilities	101,212	19,995	121,207	-		(30,663)	(4g)	90,544
Accrued interest	16,772	7,776	24,548	(2,276)	(3c)	(7,776)	(4h)	14,496
Deferred revenue and customer deposits	89,258	39,728	128,986	-		-		128,986
Operating lease liabilities - current	30,438	17,126	47,564	-		-		47,564
Finance lease liabilities - current	-	15,637	15,637	-		-		15,637
Current portion of long-term debt	265,398	-	265,398	(265,398)	(3d)	-		-
Total current liabilities	590,925	128,053	718,978	(267,674)		(38,439)		412,865
			-
Long-term debt	1,971,010	806,254	2,777,264	564,679	(3d)	(806,254)	(4h)	2,535,689
Deferred tax liabilities	69,044	203,596	272,640	(5,174)	(3e)	95,980	(4i)	363,446
Deferred revenue and customer deposits	12,284	-	12,284	-		-		12,284
Operating lease liabilities - non-current	117,159	76,688	193,847	-		-		193,847
Finance lease liabilities - non-current	-	61,060	61,060	-		-		61,060
Other non-current liabilities	36,028	-	36,028	-		-		36,028
Long-term liabilities	2,205,525	1,147,598	3,353,123	559,505		(710,274)		3,202,354
Total liabilities	2,796,450	1,275,651	4,072,101	291,831	`	(748,713)		3,615,219

Commitments and Contingencies
Class A common stock	12	507	519	-		(496)	(4j)	23
Additional paid-in-capital	2,471,312	644,915	3,116,227	-		718,402	(4j)	3,834,629
Accumulated other comprehensive (loss) / income	(84,807)	(80,737)	(165,544)	-		80,737	(4j)	(84,807)
Retained earnings / (accumulated deficit)	(1,681,427)	430,665	(1,250,762)	(16,115)	(3f)	(429,407)	(4j)	(1,696,284)
Treasury stock	-	(178,317)	(178,317)	-		178,317	(4j)	-
Total shareholders' equity	705,090	817,033	1,522,123	(16,115)		547,553		2,053,561
Non-controlling interest	-	-	-	-		-		-
Total equity	705,090	817,033	1,522,123	(16,115)		547,553		2,053,561
Total liabilities and invested equity	$3,501,540	$2,092,684	$5,594,224	$275,716		$(201,160)		$5,668,780

See notes to unaudited pro forma condensed combined financial statements

WILLSCOT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR TWELVE MONTHS ENDED DECEMBER 31, 2019

(In thousands, except share and per share data)

	Historical WillScot for the twelve months ended December 31, 2019	Historical MobileMini (as reclassified) for the twelve months ended December 31, 2019	Debt Adjustments (see Note 3)		Merger Adjustments (see Note 5)		Pro Forma Combined
Revenues:
Leasing and service revenue:
Modular leasing	$744,185	$440,242	$-		$-		$1,184,427
Modular delivery and installation	220,057	141,415	-		-		361,472
Sales:
New units	59,085	17,255	-		-		76,340
Rental units	40,338	13,713	-		-		54,051
Total revenues	1,063,665	612,625	-		-		1,676,290

Costs:
Cost of leasing and services:
Modular leasing	213,151	60,003	-		-		273,154
Modular delivery and installation	194,107	99,634	-		-		293,741
Cost of sales:
New units	42,160	10,885	-		-		53,045
Rental units	26,255	9,480	-		-		35,735
Depreciation of rental equipment	174,679	31,802	-		4,918	(5a)	211,399
Gross profit	413,313	400,821	-		(4,918)		809,216

Expenses:
Selling, general and administrative	271,004	208,098	-		1,553	(5b)	480,655
Other depreciation and amortization	12,395	38,781	-		15,677	(5c)	66,853
Impairment losses on long-lived assets	2,848	-	-		-		2,848
Lease impairment expense and other related charges	8,674	-	-		-		8,674
Restructuring costs	3,755	-	-		-		3,755
Currency (gains) losses, net	(688)	274	-		-		(414)
Other (income) expense, net	(2,200)	100	-		-		(2,100)
Operating income (loss)	117,525	153,568	-		(22,148)		248,945
Interest expense	122,504	41,366	7,823	(3g)	(39,672)	(5d)	132,021
Loss on extinguishment of debt	8,755	123	-		-		8,878
Income / (loss) before income tax	(13,734)	112,079	(7,823)		17,524		108,046
Income tax expense (benefit)	(2,191)	28,345	(1,995)	(3h)	4,469	(5e)	28,628
Net income / (loss)	(11,543)	83,734	(5,828)		13,055		79,418
Net loss attributable to non-controlling interest, net of tax	(421)	-	-		421	(5f)	-
Total income / (loss) attributable to WSC	$(11,122)	$83,734	$(5,828)		$12,634		$79,418

Net (loss) income per share attributable to WSC
Basic	$(0.10)						$0.35
Diluted	(0.10)						0.35
Weighted Average Shares
Basic	108,683,820				117,067,547	(5g)	225,751,367
Diluted	108,683,820				121,347,284	(5g)	230,031,104

  See notes to unaudited pro forma condensed combined financial statements

WILLSCOT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2019

(In thousands, except share and per share data)

	Historical WillScot for the six months ended June 30, 2019	Historical MobileMini (as reclassified)for the six months ended June 30, 2019	Debt Adjustments (see Note 3)		Merger Adjustments (see Note 5)		Pro Forma Combined
Revenues:
Leasing and service revenue:
Modular leasing	$363,110	$214,163	$-		$-		$577,273
Modular delivery and installation	105,966	69,916	-		-		175,882
Sales:
New units	26,348	8,727	-		-		35,075
Rental units	21,974	7,036	-		-		29,010
Total revenues	517,398	299,842	-		-		817,240

Costs:
Cost of leasing and services:
Modular leasing	102,308	30,569	-		-		132,877
Modular delivery and installation	91,811	50,165	-		-		141,976
Cost of sales:
New units	18,877	5,651	-		-		24,528
Rental units	14,516	5,001	-		-		19,517
Depreciation of rental equipment	85,071	15,894	-		2,459	(5a)	103,424
Gross profit	204,815	192,562	-		(2,459		394,918

Expenses:
Selling, general and administrative	143,704	106,127	-		776	(5b)	250,607
Other depreciation and amortization	5,733	19,576	-		7,931	(5c)	33,240
Impairment losses on long-lived assets	2,638	-	-		-		2,638
Lease impairment expense and other related charges	4,605	-	-		-		4,605
Restructuring costs	3,288	-	-		-		3,288
Currency (gains) losses, net	(670)	166	-		-		(504)
Other (income) expense, net	(2,241)	102	-		-		(2,139)
Operating income (loss)	47,758	66,591	-		(11,166		103,183
Interest expense	62,783	21,352	3,282	(3g)	(20,520	)(5d)	66,897
Loss on extinguishment of debt	7,244	123	-		-		7,367
Income / (loss) before income tax	(22,269)	45,116	(3,282)		9,354		28,919
Income tax expense (benefit)	(802)	12,973	(837	)(3h)	2,386	(5e)	13,720
Net income / (loss)	(21,467)	32,143	(2,445)		6,968		15,199
Net loss attributable to non-controlling interest, net of tax	(1,590)	-	-		1,590	(5f)	-
Total income / (loss) attributable to WSC	$(19,877)	$32,143	$(2,445)		5,378		15,199

Net (loss) income per share attributable to WSC
Basic	$(0.18)						$0.07
Diluted	(0.18)						0.07
Weighted Average Shares
Basic	108,609,068				117,067,547	(5g)	225,676,615
Diluted	108,609,068				118,761,567	(5g)	227,370,635

See notes to unaudited pro forma condensed combined financial statements

WILLSCOT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2020

(In thousands, except share and per share data)

	Historical WillScot for the six months ended June 30, 2020	Historical MobileMini (as reclassified) for the six months ended June 30, 2020	Debt Adjustments (see Note 3)			Merger Adjustments (see Note 5)		Pro Forma Combined
Revenues:
Leasing and service revenue:
Modular leasing	$378,495	$205,063	$-			$-		$583,558
Modular delivery and installation	102,710	60,054	-			-		162,764
Sales:
New units	19,376	8,549	-			-		27,925
Rental units	12,102	7,465	-			-		19,567
Total revenues	512,683	281,131	-			-		793,814

Costs:
Cost of leasing and services:
Modular leasing	97,556	25,274	-			-		122,830
Modular delivery and installation	87,388	42,677	-			-		130,065
Cost of sales:
New units	12,534	5,457	-			-		17,991
Rental units	7,609	4,625	-			-		12,234
Depreciation of rental equipment	91,442	15,360	-			2,459	(5a)	109,261
Gross profit	216,154	187,738	-			(2,459)		401,433

Expenses:
Selling, general and administrative	140,240	112,769	-			(24,463)	(5b)	228,546
Other depreciation and amortization	5,957	19,695	-			7,923	(5c)	33,575
Lease impairment expense and other related charges	3,055	-	-			-		3,055
Restructuring costs	689	-	-			-		689
Currency (gains) losses, net	518	39	-			-		557
Other (income) expense, net	(745)	186	-			-		(559)
Operating income (loss)	66,440	55,049	-			14,081		135,570
Interest expense	56,776	16,950	7,826	(3	g)	(15,921)	(5d)	65,631
Income / (loss) before income tax	9,664	38,099	(7,826)			30,002		69,939
Income tax expense (benefit)	505	12,556	(1,996)	(3	h)	7,650	(5e)	18,715
Net income / (loss)	9,159	25,543	(5,830)			22,352		51,224
Net loss attributable to non-controlling interest, net of tax	1,213	-	-			(1,213)	(5f)	-
Total income / (loss) attributable to WSC	$7,946	$25,543	$(5,830)			$23,565		$51,224

Net (loss) income per share attributable to WSC
Basic	$0.07							$0.23
Diluted	0.07							0.22
Weighted Average Shares
Basic	110,174,536					117,008,431	(5g)	227,182,967
Diluted	112,209,212					117,585,783	(5g)	229,794,995

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except per share data)

1. Mobile Mini Merger

On March 1, 2020, WillScot, Mobile Mini and Merger Sub, entered into the Merger Agreement. On July 1, 2020, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into Mobile Mini (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased and Mobile Mini continued its existence under Delaware law, as the surviving corporation in the Merger and a wholly-owned subsidiary of WillScot. In connection with the Merger, each share of Mobile Mini common stock, par value $0.01 per share (the “Mobile Mini Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by Mobile Mini as treasury shares or owned by a subsidiary of Mobile Mini), was converted into the right to receive 2.4050 shares of WillScot Class A Common Stock (the “Merger Consideration”). Immediately following Mobile Mini stockholders’ receipt of the Merger Consideration and upon the filing of the amended and restated certificate of incorporation of WillScot at the Effective Time, which is the certificate of incorporation of WillScot Mini Holdings (the “A&R Charter”), all issued and outstanding shares of WillScot’s Class A Common Stock were reclassified as and converted into shares of WillScot Mini Holdings’ Common Stock.

Upon completion of the Merger, each outstanding and unexercised option to purchase shares of Mobile Mini Common Stock was assumed by WillScot Mini Holdings and became an option to purchase shares of WillScot Mini Holdings’ Common Stock, on the same terms and conditions as applied to each such option immediately prior to the Effective Time, except that (A) the number of shares of WillScot Mini Holdings’ Common Stock subject to such option equaled the product of (i) the number of shares of Mobile Mini Common Stock that were subject to such option immediately prior to the Effective Time multiplied by (ii) 2.4050, rounded down to the nearest whole share, and (B) the per-share exercise price was equal the quotient of (i) the exercise price per share of Mobile Mini Common Stock at which such option was exercisable immediately prior to the Effective Time, divided by (ii) 2.4050, rounded up to the nearest whole cent.

In connection with the Merger, on March 1, 2020, WillScot also entered into a commitment letter (as amended and restated from time to time, for the purpose of joining additional financial institutions, the "Commitment Letter") pursuant to which certain financial institutions committed to provide a $2.4 billion revolving credit facility, consisting of: (i) a senior secured asset-based US dollar revolving credit facility in the aggregate principal amount of $2 billion (the “US Facility”) and (ii) a senior secured asset-based multicurrency revolving credit facility (together with the US Facility, the “New ABL Facility”). The proceeds of the New ABL Facility were available to (i) repay in full the existing WillScot ABL Facility and the Mobile Mini ABL Facility, (ii) redeem the existing Mobile Mini 2024 Notes, (iii) pay the fees, costs and expenses incurred in connection with the Transactions, and (iv) other general corporate purposes. On July 1, 2020, in connection with the completion of the Merger, Williams Scotsman Holdings Corp (“WSHC”), WSII (as defined below) and the guarantors named therein, entered into the New ABL Facility credit agreement, in accordance with the terms of the Commitment Letter.

Furthermore, in anticipation of the Merger, on June 15, 2020 Picasso Finance Sub, Inc., a newly-formed finance subsidiary of Williams Scotsman International Inc. (“WSII”) and Delaware corporation (the “Escrow Issuer”), completed a private offering of $650.0 million in aggregate principal amount of its senior secured notes due 2025 (the “2025 Notes”). On July 1, 2020, the Escrow Issuer merged with and into WSII, with WSII as the surviving entity in such merger (the “Escrow Issuer Merger”). In connection with the Escrow Issuer Merger, WSII, each of WSII’s direct and indirect domestic subsidiaries and Williams Scotsman Holdings Corp. (together with the direct and indirect domestic subsidiaries of WSII (including Mobile Mini and its domestic subsidiaries), the “Note Guarantors”) and the Trustee entered into a supplemental indenture (the “2025 Notes Supplemental Indenture”) pursuant to which WSII assumed all of the Escrow Issuer’s obligations and rights under the 2025 Notes Indenture and the Note Guarantors unconditionally guaranteed the 2025 Notes.

The following table summarizes the components of the estimated total purchase price included in the pro forma condensed combined financial statements as if the Merger had been completed on June 30, 2020:

In thousands, except share and per share amounts
Mobile Mini common stock outstanding	44,252,275
Share conversion ratio (per Mobile Mini share)	2.4050
Estimated total WillScot Class A Common Stock to be issued	106,426,722
WillScot Class A Common Stock per share price as of July 1, 2020	$12.53
Fair value of shares of WillScot Class A Common Stock issued	$1,333,527
Cash paid for fractional shares	30
Fair value of Mobile Mini Options converted to WillScot Options	34,129
Estimated total purchase price	$1,367,686

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under the provisions of ASC 805 and was based on the historical financial information of WillScot and Mobile Mini. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is assigned to the net tangible and intangible assets to be acquired based on their estimated fair values as of the date the acquisition is consummated. Such fair values are based on available information and certain assumptions that we believe are reasonable. Management has made a preliminary assignment of the estimated purchase price to the tangible (including rental equipment) and intangible assets acquired and liabilities assumed based on various preliminary assumptions and estimates. The final determination of these estimated fair values, the assets’ useful lives and the amortization methods are subject to completion of an ongoing assessment and will be available as soon as practicable but no later than one year after the consummation of the Merger. Fair value measurements can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. The results of the final assignment could be materially different from the preliminary assignment set forth in these unaudited pro forma condensed combined financial statements, including but not limited to, the assignment related to identifiable intangible assets, rental equipment, property, plant and equipment, operating lease assets, inventories, deferred taxes, goodwill, operating lease liabilities, finance lease liabilities, debt, and the resulting impacts on, among others, depreciation and amortization, interest expense and income taxes.

The following table summarizes the preliminary estimated purchase price assignment, as if the Merger had been completed on June 30, 2020:

In thousands
Purchase Price	$1,367,686
Cash and cash equivalents	17,170
Trade receivables, net	91,764
Inventories	9,034
Prepaid expenses and other current assets	11,891
Rental equipment	1,143,939
Property, plant and equipment, net	154,697
Operating lease assets	91,807
Intangible assets	595,000
Other non-current assets	1,395
Total identifiable assets acquired	$2,116,697
Accounts payable	(27,791)
Accrued liabilities	(19,995)
Accrued interest	(7,776)
Deferred revenue and customer deposits	(39,728)
Operating lease liabilities	(93,814)
Finance lease liabilities	(76,697)
Debt	(818,678)
Deferred tax liabilities	(357,790)
Total identifiable liabilities assumed	(1,442,269)
Goodwill Identified	$693,258

2. Accounting Policies and Reclassifications

During the preparation of these unaudited pro forma condensed combined financial statements, WillScot Mini Holdings made a preliminary assessment as to any material differences between accounting policies of the two companies. These unaudited pro forma condensed combined financial statements do not present any material differences in accounting policies between the two companies based on this preliminary assessment.

Financial information presented in the “Historical Mobile Mini” column in the unaudited pro forma condensed combined balance sheet and statements of operations has been reclassified to conform to the historical presentation of WillScot as follows (primarily related to classification of current and non-current amounts):

Historical Mobile Mini Balance Sheet as of June 30, 2020

		(As reclassified )
	As of June 30 ,	as of June 30 ,
	2020	2020
	(in 000's )	(in 000s )
Assets
Cash and cash equivalents	$17,170	$17,170
Trade receivables, net	92,465	91,764
Inventories	9,034	9,034
Prepaid expenses and other current assets	-	11,891
Total current assets		129,859
Rental equipment, net	958,155	958,155
Property, plant and equipment, net	152,367	152,367
Operating lease assets	91,807	91,807
Other assets	16,979	1,395
Goodwill	710,013	710,013
Intangible assets, net	49,088	49,088
Total long-term assets		1,962,825
Total assets	$2 ,097,078	$2,092,684

Liabilities
Accounts payable	$32,416	$27,791
Accrued liabilities	62,874	19,995
Accrued interest	-	7,776
Deferred revenue and customer deposits	-	39,728
Operating lease liabilities	93,814	17,126
Finance lease liabilities	76,697	15,637
Total current liabilities		128,053
Lines of credit	563,202	-
Long-term debt	247,446	806,254
Deferred tax liabilities	203,596	203,596
Operating lease liabilities	-	76,688
Finance lease liabilities	-	61,060
Long-term liabilities		1,147,598
Total liabilities	1,280,045	1,275,651

Commitments and contingencies
Common stock	507	507
Additional paid-in capital	644,915	644,915
Accumulated other comprehensive (loss)	(80,737)	(80,737)
Retained earnings	430,665	430,665
Treasury stock	(178,317)	(178,317)
Total equity	817,033	817,033
Total liabilities and equity	$2,097,078	$2,092,684

Historical Mobile Mini Statement of Operations for the twelve months ended December 31, 2019

	Historical MobileMini for the twelve months ended	(As reclassified) for the twelve months ended
	December 31, 2019	December 31, 2019
	(in 000's)	(in 000's)
Revenues
Rental revenue	$581,657	$-
Modular leasing	-	440,242
Modular delivery and installation	-	141,415
Sales revenue	30,394	-
New units	-	17,255
Rental units	-	13,713
Other revenue	574	-
Total revenues	612,625	612,625

Costs
Cost of leasing and services - Modular leasing	-	60,003
Cost of leasing and services - Modular delivery and installation	-	99,634
Cost of sales	18,675	-
Cost of sales - New units	-	10,885
Cost of sales - Rental units	-	9,480
Depreciation of rental equipment	-	31,802
Gross profit	-	400,821

Expenses
Selling, general and administrative	-	208,098
Rental, selling and general expenses	369,525	-
Depreciation and amortization	70,583	-
Other depreciation and amortization	-	38,781
Currency (gains) losses, net	274	274
Other (income) expense, net	-	100
Operating income (loss)	153,568	153,568
Interest expense	41,378	41,366
Interest income	(12)	-
Deferred financing costs write-off	123	-
Loss on extinguishment of debt	-	123
Income before income tax	112,079	112,079
Income tax provision	28,345	28,345
Net income	$83,734	$83,734

Historical Mobile Mini Statement of Operations for the six months ended June 30, 2019

	Historical MobileMini for	(As reclassified) for the six
	the six months ended June	months ended June 30,
	30, 2019 (in 000's)	2019 (in 000's)
Revenues
Rental revenue	$284,078	$-
Modular leasing	-	214,163
Modular delivery and installation	-	69,916
Sales revenue	15,358	-
New units	-	8,727
Rental units	-	7,036
Other revenue	406	-
Total revenues	299,842	299,842

Costs
Cost of leasing and services - Modular leasing	-	30,569
Cost of leasing and services - Modular delivery and installation	-	50,165
Cost of sales	9,646	-
Cost of sales - New units	-	5,651
Cost of sales - Rental units	-	5,001
Depreciation of rental equipment	-	15,894
Gross profit		192,562

Expenses
Selling, general and administrative	-	106,127
Rental, selling and general expenses	187,969	-
Depreciation and amortization	35,470	-
Other depreciation and amortization	-	19,576
Currency (gains) losses, net	166	166
Other (income) expense, net	-	102
Operating income (loss)	66,591	66,591
Interest expense	21,352	21,352
Interest income	-	-
Deferred financing costs write-off	123	-
Loss on extinguishment of debt	-	123
Income before income tax	45,116	45,116
Income tax provision	12,973	12,973
Net income	$32,143	$32,143

Historical Mobile Mini Statement of Operations for the six months ended June 30, 2020

	Historical MobileMini for	(As reclassified) for the six
	the six months ended June 30, 2020 (in 000's)	months ended June 30, 2020 (in 000's)
Revenues
Rental revenue	$265,117	$-
Modular leasing	-	205,063
Modular delivery and installation	-	60,054
Sales revenue	15,867	-
New units	-	8,549
Rental units	-	7,465
Other revenue	147	-
Total revenues	281,131	281,131
Costs
Cost of leasing and services - Modular leasing	-	25,274
Cost of leasing and services - Modular delivery and installation	-	42,677
Cost of sales	9,808	-
Cost of sales - New units	-	5,457
Cost of sales - Rental units	-	4,625
Depreciation of rental equipment	-	15,360
Gross profit		187,738
Expenses
Selling, general and administrative	-	112,769
Rental, selling and general expenses	181,180	-
Depreciation and amortization	35,055	-
Other depreciation and amortization		19,695
Currency (gains) losses, net	39	39
Other (income) expense, net		186
Operating income (loss)	55,049	55,049
Interest expense	16,974	16,950
Interest income	(24)	-
Deferred financing costs write-off		-
Loss on extinguishment of debt		-
Income before income tax	38,099	38,099
Income tax provision	12,556	12,556
Net income	$25,543	$25,543

3. Debt Related Pro Forma Adjustments

The following summarizes the pro forma adjustments related to WillScot Mini Holdings’ borrowings under the New ABL Facility entered into in connection with the Merger as well as the proceeds from the issuance of the 2025 Notes, which were held in escrow at June 30, 2020 and classified as restricted cash on the condensed consolidated balance sheet. On July 1, 2020, proceeds from the New ABL Facility borrowings and the issuance of the 2025 Notes were used to repay (1) the WillScot ABL Facility, (2) the Mobile Mini ABL Facility, (3) Mobile Mini 2024 Notes and (4) WillScot 2022 Senior Secured Notes, in each case, outstanding as of July 1, 2020. Pursuant to the redemption notice (the "Mobile Mini Redemption Notice") delivered prior to July 1, 2020, certain proceeds from the Transactions were paid to the trustee of the Mobile Mini 2024 Notes for payment to bond holders upon completion of the 30 day redemption period. Repayment of the Mobile Mini ABL Facility borrowings and redemption of the Mobile Mini 2024 Notes is presented in note 4 (Merger Related Pro Forma Condensed Combined Balance Sheet Adjustments).

The Transactions are presented as of June 30, 2020, assuming an extinguishment of the WillScot 2022 Senior Secured Notes, which resulted in a write-off of $4,602 of deferred financing costs recorded in the current portion of long-term debt. Extinguishment of the WillScot ABL Facility and a contemporaneous arrangement to enter into the New ABL Facility, resulted in a write-off of $6,054 of deferred financing costs, $4,444 recorded in long-term debt and $1,610 recorded in other long-term assets. The presentation of the WillScot ABL Facility extinguishment, which occurred on July 1, 2020, is preliminary and subject to change as additional information becomes available to finalize the accounting treatment.

a)	Adjustment to cash and cash equivalents, and restricted cash consists of the following:

In thousands	As of June 30, 2020
Restricted cash reclassified to cash and cash equivalents (i)	$655,087
Amount borrowed under the New ABL Facility	1,466,820
Cash paid to redeem the WillScot ABL Facility	(865,000)
Cash paid to redeem the WillScot 2022 Secured Notes	(270,000)
Cash paid for accrued interest associated with the WillScot ABL Facility	(1,331)
Cash paid for accrued interest associated with the WillScot 2022 Secured Notes	(945)
Cash paid for deferred financing costs associated with the New ABL Facility	(41,585)
Cash paid for redemption premium associated with WillScot 2022 Secured Notes	(10,633)
Net adjustment to cash	$932,413

(i) The restrictions on the escrow account resulted in the proceeds of the 2025 Notes and required interest deposited therein being classified as Restricted cash which deposits, were released at the Merger and used to repay the WillScot 2022 Senior Secured Notes, the Mobile Mini 2024 Notes, and fees and expenses of the Transactions.

b)	Adjustment to other non-current assets represents the elimination of deferred financing costs associated with the WillScot ABL Facility, specifically related to the Canadian portion of the WillScot ABL Facility which had no borrowings at June 30, 2020.

c)	Adjustment to accrued interest represents accrued interest that is repaid in connection with the repayment of the WillScot 2022 Senior Secured Notes and repayment of the WillScot ABL Facility.

d)	Adjustment to long-term debt and the current portion of long-term debt represents the following:

In thousands	As of June 30, 2020
Outstanding borrowings of the WillScot 2022 Secured Notes repaid	$(270,000)
Elimination of deferred financing costs associated with the WillScot 2022 Secured Notes	4,602
Net adjustment to current portion of long-term debt	$(265,398)

Amount borrowed under the New ABL Facility	$1,466,820
Outstanding borrowings on the WillScot ABL Facility repaid	(865,000)
Elimination of deferred financing costs associated with the WillScot ABL Facility	4,444
Cash paid for deferred financing costs related to the New ABL Facility	(41,585)
Net adjustment to long-term debt	$564,679

e)	Adjustment represents the tax effect on the elimination of deferred financing costs associated with i) WillScot’s 2022 Senior Secured Notes and ii) WillScot ABL Facility.

f)	Adjustment to accumulated deficit represents the following:

In thousands	As of June 30, 2020
Elimination of all deferred financing costs associated with the WillScot ABL Facility	$(6,054)
Elimination of deferred financing costs associated with the WillScot 2022 Secured Notes	(4,602)
Redemption premium associated with WillScot 2022 Secured Notes	(10,633)
Tax impact associated with elimination of deferred financing costs associated with the WillScot ABL Facility	4,000
Tax impact associated with elimination of deferred financing costs associated with the WillScot 2022 Secured Notes	1,174
Net adjustment to accumulated deficit	$(16,115)

g)	Adjustment to interest expense represents the following:

In thousands	For the six months ended June 30, 2019	For the twelve months ended December 31, 2019	For the six months ended June 30, 2020
Interest expense related to the New ABL Facility	$15,006	$30,011	$15,006
Interest expense related to the Willscot 2025 Notes	19,906	39,812	19,906
Interest expense related to the WillScot 2025 Notes already recognized	-	-	(1,769)
Amortization of deferred financing costs for the New ABL Facility	5,122	10,243	5,122
Amortization of deferred financing costs for the 2025 Secured Notes	1,435	2,870	1,435
Interest expense on WillScot’s ABL Facility	(21,643)	(43,781)	(16,278)
Interest expense on WillScot’s 2022 Secured Notes	(11,813)	(21,656)	(10,631)
Amortization of deferred financing costs on WillScot ABL Facility	(4,099)	(8,203)	(4,090)
Amortization of deferred financing costs on WillScot' 2022 Secured Notes	(632)	(1,473)	(875)
Net adjustment to interest expense	$3,282	$7,823	$7,826

Interest on outstanding borrowings of the New ABL Facility are based off the London Interbank Offered Rate (LIBOR). The 2.05% per annum rate used in the above calculation assumes the one month USD LIBOR interest rate as of July 1, 2020 of 0.17%, and a 1.875% spread as specified by the New ABL Facility commitments. A 1/8% change in interest rate to the drawn portion of the New ABL Facility which is subject to a variable interest rate would increase or decrease the pro forma cash interest expense on the $1.46 billion New ABL Facility borrowings by approximately $1.8 million annually.

h)	Adjustment to recognize the income tax impacts of the pro forma adjustments for which a tax expense is recognized using a U.S. federal and state statutory tax rate of 25.5%. This rate may vary from the effective tax rates of the historical and combined businesses.

4) Merger Related Pro Forma Condensed Combined Balance Sheet Adjustments

The following summarizes the pro forma adjustments in connection with the Merger to give effect as if it had been completed on June 30, 2020 for the purposes of pro forma condensed combined balance sheet:

a)	Adjustment to cash consists of the following:

In thousands	As of June 30, 2020
Repayment of Mobile Mini’s ABL Facility assumed	(563,202)
Repayment of Mobile Mini’s 2024 Notes assumed	(250,000)
Repayment of Mobile Mini’s accrued interest associated with ABL Facility	(432)
Repayment of Mobile Mini’s accrued interest associated with 2024 Notes	(7,344)
Redemption premium on repayment of Mobile Mini 2024 Notes	(7,350)
Estimated non-recurring transaction costs to be paid with proceeds from New ABL Facility borrowings	(84,649)
Cash payment for fractional Mobile Mini shares	$(30)
Net adjustment to cash	$(913,007)

b)	Adjustment to prepaid expenses and other current assets represents the reclassification of certain transaction costs previously deferred as financing costs and equity issuance costs.

c)	Adjustment to recognize the estimated step-up in fair value of rental equipment acquired. We have preliminarily assigned the purchase price to the net tangible and intangible assets based upon their estimated fair values at the closing date of the Merger. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

d)	Adjustment to recognize the estimated step-up in fair value of property, plant and equipment acquired, net of $5.3 million of previously capitalized assets reclassified and recognized as an intangible asset in the Pro Forma Condensed Combined Balance Sheet of WillScot Mini Holdings. We have preliminarily assigned the purchase price to the net tangible and intangible assets based upon their estimated fair values at the closing date of the Merger. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

e)	Represents an adjustment to goodwill to reflect the balance that would have been recorded if the Merger occurred on June 30, 2020. We have preliminarily assigned the purchase price to the net tangible and intangible assets based upon their estimated fair values at the closing date of the Merger. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets acquired has been recorded as goodwill as of June 30, 2020. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment.

f)	Adjustment to recognize the estimated step-up in fair value of intangible assets acquired consisting of a trade name, acquired technology, and customer relationships. The fair value of the intangible assets acquired is as follows:

In thousands	As of June 30, 2020
Trade name	$301,000
Customer relationships	263,000
Technology	31,000
Fair value of intangible assets acquired	595,000
Mobile Mini historical carrying value of intangible assets	(49,088)
Total adjustment to intangible assets, net	$545,912

The ranges of calculated values for the trade name and developed technology were determined using the relief-from-royalty method of the income approach. The principle behind this method is that the value of the intangible asset is equal to the present value of the after-tax royalty savings attributable to owning the intangible asset. In estimating ranges of calculated values, management utilized various assumptions in order to assess the reasonableness of the selection of a royalty rate and life of the intangible asset. The selected calculated value for the trade name intangible asset reflects the calculated value under an indefinite-life assumption, which is subject to change based on a final determination grounded in both the terms of the merger agreement and assumed market participant treatment of the acquired trade name.

The range of calculated values for the customer relationships intangible asset was determined using the multi-period excess earnings method of the income approach. The principle behind this method is that the value of the intangible asset is equal to the present value of the after-tax cash flows solely attributable to the intangible asset, following the application of post-tax contributory asset charges that reflect the return on other assets that contribute to the generation of the forecasted cash flows. The above calculated values are preliminary and subject to change and could vary materially from the final purchase price assignment.

g)	Represents an adjustment to reflect the reversal of Merger transaction costs incurred as of June 30, 2020.

h)	Represents the repayment of Mobile Mini’s long-term debt, payment of a redemption premium on the Mobile Mini 2024 Notes, elimination of deferred financing costs and repayment of accrued interest in connection with the Merger. In addition to the adjustments to long-term debt outlined below, accrued interest of $7,776 was repaid in connection with repayment of the Mobile Mini ABL Facility and Mobile Mini 2024 Notes. Adjustment to long-term debt consists of the following:

In thousands	As of June 30, 2020
Elimination of deferred financing costs associated with Mobile Mini's ABL Facility	$4,394
Elimination of deferred financing costs associated with Mobile Mini's 2024 Notes	2,554
Redemption Premium on repayment of Mobile Mini 2024 Notes	7,350
Repayment of Mobile Mini’s ABL Facility assumed	(563,202)
Repayment of Mobile Mini’s 2024 Notes assumed	(257,350)
Net adjustment to long-term debt	$(806,254)

i)	The identified basis differences between both (a) the fair value and historic carrying value and (b) as a result of recording or recognition of non-recurring transaction costs, which have been tax effected at the appropriate jurisdictional statutory tax rates, primarily, 25.5% for U.S. Federal and state rate and the removal of the historical WillScot valuation allowance (see 4j (vi) below for additional details). These rates may vary from the effective tax rates of the historical and combined businesses. The estimate of deferred tax balances is preliminary and is subject to change based upon certain factors including tax attribute limitation analysis and final determination of the fair value of assets acquired and liabilities assumed by taxing jurisdiction. In addition, deferred taxes associated with deductible non-recurring items as described in note 4g are included in the balance sheet at the statutory tax rates of the applicable jurisdictions.

WillScot’s results for income taxes presented herein is WillScot’s best estimate based on the factors described herewith. The tax results may differ from the actual tax balances and effective tax rates of WillScot Mini Holdings and is dependent on several factors including fair value adjustments and post-combination restructuring actions.

j)	The changes to equity as of June 30, 2020 are as follows:

	Class A common stock	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated earnings / (deficit)	Treasury stock	Total stockholders equity
(i)Elimination of Mobile Mini’s equity	$(507)	$(644,915)	$80,737	$(430,665)	$178,317	$(817,033)
(ii) Issuance of WillScot Class A Common Stock, par value $0.0001 per share	11	1,333,516				1,333,527
(iii) Non recurring transaction costs estimate				(46,458)		(46,458)
(iv) Fair value of Mobile Mini Options exchanged for WillScot Options		34,129				34,129
(v) Non-recurring equity issuance costs estimate		(4,328)				(4,328)
(vi) Federal valuation allowance				47,716		47,716
	$(496)	$718,402	$80,737	$(429,407)	$178,317	$547,553

i)	Represents the adjustment to eliminate Mobile Mini’s historical stockholder’s equity.

ii)	Represents the adjustment to reflect the issuance of 106,426,722 shares of WillScot Class A Common Stock based on the closing price of $12.53 per share on Nasdaq on July 1, 2020.

iii)	Represents an adjustment to accumulated deficit for non-recurring transaction costs, as adjusted for the impact of the associated deferred tax asset (presented as a component of the deferred tax liabilities).

iv)	Represents the exchange of all Mobile Mini vested options outstanding for 2.4050 stock options reflecting the right to acquire Common Stock of the Company. Note that the adjusted exercise price is equal to the exercise price at which such stock option was exercisable immediately prior to the Merger, divided by 2.4050 (subject to rounding).

v)	Represents an adjustment to additional paid-in capital to record equity issuance costs of $4.3 million, incurred in connection with the Merger.

vi)	WillScot’s historical Federal valuation allowance on net operating losses (“NOLs”) and business interest limitation was provisionally removed for pro forma purposes based on the combined tax attributes of the merged companies which is subject to final determinations of fair value of assets and liabilities and completion of certain tax attribute calculations.

5. Merger Related Pro Forma Combined Condensed Statement of Operations Adjustments

a)	Adjustment to recognize depreciation expense associated with the estimated step-up in fair value of rental equipment acquired. The average estimated remaining useful lives of the rental equipment acquired ranges from 12 to 19 years.

b)	Adjustment to selling, general and administrative expense represents the estimated equity based compensation expense associated with the executive retention agreements entered into in connection with the Merger for the twelve months ended December 31, 2019, for the six months ended June 30, 2019, and for the six months ended June 30, 2020. The underlying executive employment agreements have terms of 24 to 36 months, and the respective equity based awards vest over 36 to 48 months. For the six months ended June 30, 2020, the adjustment also includes the elimination of non-recurring transaction costs incurred by WillScot Mini Holdings as shown in the table below.

In thousands	For the six months ended June 30, 2020
Equity based compensation expense associated with retention agreements	$776
Non-recurring transaction costs expensed for the three months ending March 31, 2020	(25,239)
Net adjustment to Selling, general and administrative expense	$(24,463)

c)	Adjustment to recognize depreciation expense on property, plant and equipment and amortization expense on intangible assets, relating to the fair value purchase accounting adjustments, as shown below. Estimated Fair Value of the Property, plant and equipment is net of $5.3 million of previously capitalized assets eliminated and recognized as an intangible asset in the Pro Forma Condensed Combined Balance Sheet of WillScot Mini Holdings.

In thousands	Estimated Useful Life	Estimated Fair Value	Depreciation and Amortization expense for the six months ended June 30, 2019	Depreciation and Amortization expense for the twelve months ended December 31, 2019	Depreciation and Amortization expense for the six months ended June 30, 2020
Trade name	Indefinite	$301,000	$-	$-	$-
Customer relationships	13 years	263,000	$10,116	$20,230	$10,116
Technology	15 years	31,000	$1,033	$2,067	$1,033
Mobile Mini historical amortization expense			$(3,222)	$(6,555)	$(3,080)
Pro forma adjustment for amortization			$7,927	$15,742	$8,069
Property, plant and equipment	Various	$154,697	$16,358	$32,161	$16,469
Mobile Mini historical depreciation expense			$(16,354)	$(32,226)	$(16,615)
Pro forma adjustment for depreciation			$4	$(65)	$(146)
Net adjustment to other depreciation and amortization			$7,931	$15,677	$7,923

d)	Represents the elimination of Mobile Mini’s interest expense associated with its historical ABL Facility and the Mobile Mini 2024 Notes repaid in connection with the Merger.

e)	Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25.5% for the twelve months ended December 31, 2019, for the six months ended June 30, 2019, and for six months ended June 30, 2020. These rates do not reflect WillScot Mini Holdings’ effective tax rate, which includes foreign taxes and other items and may differ from the rates assumed for purposes of preparing these statements. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger. Further, WillScot Mini Holdings’ ability to use NOL carryforwards to offset future taxable income for U.S. federal income tax purposes is subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. Based on the information available WillScot Mini Holdings provisionally expects the ability to utilize all tax attributes, subject to a formal Section 382 analysis upon closing.

f)	Reflects the pro forma adjustment for the extinguishment of non-controlling interest as a result of the exchange of all issued and outstanding shares of WSHC common stock held by Sapphire Holding S.a r.l. (“Sapphire Holding”) for newly-issued shares of WillScot Class A Common Stock at an exchange ratio of 1.3261 times and the resulting cancellation of all issued and outstanding shares of WillScot Class B Common Stock, on June 30, 2020, as provided by the Merger Agreement and the Voting Agreement (as defined therein).

g)	Pro forma earnings per common share for the year ended December 31, 2019, the six months ended June 30, 2019, and the six months ended June 30, 2020, have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the Merger shares had been issued and outstanding on January 1, 2019.

The following table sets forth the computation of pro forma weighted average common and diluted shares outstanding as of June 30, 2019:

In thousands	As of June 30, 2019
Historical WillScot weighted average shares	108,609,068
Shares of WillScot Class A common stock issued as Merger Consideration	106,426,722
WillScot Class A shares issued in exchange for shares of WSHC shares of common stock (i)	10,640,825
Pro forma weighted-average shares used in computing net earnings per share – basic	225,676,615
Dilutive Securities - WillScot Dilution (ii)	1,016,195
Dilutive Securities - Mobile Mini Stock options (iii)	677,825
Pro forma weighted-average shares used in computing net earnings per share – diluted	227,370,635

The following table sets forth the computation of pro forma weighted average common and diluted shares outstanding as of December 31, 2019:

In thousands	As of December 30, 2019
Historical WillScot weighted average shares	108,683,820
Shares of WillScot Class A common stock issued as Merger Consideration	106,426,722
WillScot Class A shares issued in exchange for shares of WSHC shares of common stock	10,640,825
Pro forma weighted-average shares used in computing net earnings per share – basic	225,751,367
Dilutive Securities - WillScot Dilution (ii)	3,551,053
Dilutive Securities - Mobile Mini Stock options (iii)	728,684
Pro forma weighted-average shares used in computing net earnings per share – diluted	230,031,104

The following table sets forth the computation of pro forma weighted average common and diluted shares outstanding as of June 30, 2020:

In thousands	As of June 30, 2020
Historical WillScot weighted average shares	110,174,536
Shares of WillScot Class A common stock issued as Merger Consideration	106,426,722
WillScot Class A shares issued in exchange for shares of WSHC shares of common stock (i)	10,581,709
Pro forma weighted-average shares used in computing net earnings per share – basic	227,182,967
Dilutive Securities - WillScot Dilution	2,034,676
Dilutive Securities - Mobile Mini Stock options (iii)	577,352
Pro forma weighted-average shares used in computing net earnings per share – diluted	229,794,995

i.	WillScot Class A shares were issued on June 30, 2020 in exchange for shares of WSHC common stock. The exchanged shares are included in historical WillScot’s weighted average shares calculation for 1 day of the six months ended June 30, 2020. As a result, the exchanged share amount has been adjusted to take into account the number of additional WillScot Class A shares already included in the historical WillScot weighted average shares count for the six months ended June 30, 2020.

ii.	WillScot’s Historical Consolidated Statement of Operations for the six months ended June 30, 2019, and for the year ended December 31, 2019 were in a net loss position, thus WillScot’s stock options and stock awards were excluded from the computation of diluted EPS because their effect would have been anti-dilutive. This adjustment represents the dilutive impact of WillScot’s securities which are no longer anti-dilutive, as the pro forma condensed combined statement of operations has net income attributable to the WillScot Mini Holdings. The impact of dilutive shares was calculated based on average share price for the respective periods and may not reflect dilution under current market conditions.

iii.	Represents the dilutive impact of Mobile Mini’s stock options on Mobile Mini’s Consolidated Statement of Operations for the year ended December 31, 2019, for the six months ended June 30, 2019, and the six months ended June 30, 2020, multiplied by the 2.4050 Merger exchange ratio respectively. Each stock option of Mobile Mini was exchanged into 2.4050 stock options reflecting the right to acquire shares of WillScot Mini Holdings Common Stock, with the adjusted exercise price equal to the exercise price at which such stock option was exercisable immediately prior to the Merger, divided by 2.4050 (subject to rounding). The impact of dilutive shares was calculated based on average share price for the respective periods and may not reflect dilution under current market conditions.